Exhibit 99.1

FOR IMMEDIATE RELEASE

January 27, 2022

For further information contact:

Craig L. Montanaro, President and Chief Executive Officer, or

Keith Suchodolski, Executive Vice President and Chief Financial Officer

Kearny Financial Corp.

(973) 244-4500

KEARNY FINANCIAL CORP. ANNOUNCES SECOND QUARTER FISCAL 2022 RESULTS

AND DECLARATION OF CASH DIVIDEND

Fairfield, N.J., January 27, 2022 – Kearny Financial Corp. (NASDAQ GS: KRNY) (the “Company”), the holding company of Kearny Bank (the “Bank”), reported net income for the quarter ended December 31, 2021 of $18.8 million, or $0.26 per diluted share, compared to $19.7 million, or $0.26 per diluted share, for the quarter ended September 30, 2021.

The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.11 per share, payable on February 23, 2022 to stockholders of record as of February 9, 2022.

Craig L. Montanaro, President and Chief Executive Officer, commented, “We are pleased to report another quarter of strong financial performance highlighted by growth in our commercial loan and core non-maturity deposit portfolios. Equally as important was the continued advancement of our long-term goals of growing core earnings per share and leveraging tangible capital, which now stands at 11.2% of tangible assets.” Mr. Montanaro continued, “As of quarter-end our commercial loan pipeline stood at a historically high level, which bodes well for our loan growth prospects in the coming quarters.”

Regarding expectations for upcoming fed funds rate increases, Mr. Montanaro noted, “Our balance sheet is as well-positioned as it has ever been for the forecasted rising rate environment. Changes in the composition of our loan and deposit portfolios, which have taken place over the past few years, have increased the resiliency of our net interest income to movements in interest rates. In addition, over the past year we have proactively positioned our wholesale balance sheet with an eye towards the forthcoming increase in short-term rates.”

Balance Sheet

•
Loans receivable increased $37.1 million to $4.83 billion at December 31, 2021, from $4.79 billion at September 30, 2021, despite a record level of loan repayment activity during the quarter, which totaled $375.8 million.
•
Deposits increased $58.9 million to $5.45 billion at December 31, 2021, from $5.40 billion at September 30, 2021, reflecting growth of $167.1 million in interest-bearing non-maturity deposits, partially offset by the controlled run-off of time deposits and seasonal fluctuations in non-interest bearing deposits.
•
Investment securities decreased $44.4 million to $1.64 billion, or 22.9% of total assets, at December 31, 2021, from $1.69 billion, or 23.5% of total assets, at September 30, 2021.
•
Borrowings decreased $34.9 million to $686.1 million, or 9.5% of total assets, at December 31, 2021, from $721.0 million, or 10.0% of total assets, at September 30, 2021.

Earnings

Performance Highlights

•
Return on average assets was 1.05% for the quarter ended December 31, 2021 compared to 1.09% for the quarter ended September 30, 2021.
•
Return on average equity was 7.46% and 7.66% for the quarters ended December 31, 2021 and September 30, 2021, respectively. Return on average tangible equity was 9.49% and 9.67%, for those same comparative periods.

Net Interest Income and Net Interest Margin

•
Net interest margin contracted three basis points to 2.96% for the quarter ended December 31, 2021, from 2.99% for the quarter ended September 30, 2021. The decrease in net interest margin was due largely to a five basis point reduction in yield on earning assets, partially offset by a two basis point reduction in cost of interest-bearing liabilities. The reduction in yield on earning assets was partly attributable to declines in purchase accounting accretion and loan prepayment penalty income.
•
Net interest income decreased $903,000 to $48.7 million for the quarter ended December 31, 2021, from $49.6 million for the quarter ended September 30, 2021. Included in net interest income for the quarters ended December 31, 2021 and September 30, 2021, respectively, was purchase accounting accretion of $2.6 million and $2.9 million, and loan prepayment penalty income of $1.5 million and $1.7 million.

Non-Interest Income

•
Fees and service charges increased $91,000 to $698,000 for the quarter ended December 31, 2021 from $607,000 for the quarter ended September 30, 2021, which was largely attributable to growth in various deposit and loan-related fee categories.
•
Gain on sale of loans decreased $36,000 to $970,000 for the quarter ended December 31, 2021 from $1.0 million for the quarter ended September 30, 2021. This decrease largely reflected a lower average sales price of residential mortgage loans, partially offset by a modest increase in the volume of residential mortgage loans sold during the period.
•
Included in other income for the quarter ended December 31, 2021 were non-recurring gains of $356,000 attributable to the sale of one property recognized in conjunction with the Bank's ongoing retail branch consolidation efforts. No such gains were recorded during the quarter ended September 30, 2021.

Non-Interest Expense

•
Non-interest expense decreased $2.1 million to $29.7 million for the quarter ended December 31, 2021, from $31.8 million for the quarter ended September 30, 2021. Salary and benefit expense decreased $521,000 from September 30, 2021 due largely to reductions in payroll tax and stock benefit plan expense. Net occupancy expense decreased $1.4 million primarily due to non-recurring expense of $1.6 million that was recorded in the prior comparative period and previously disclosed.
•
The efficiency and non-interest expense ratios were 56.17% and 1.65%, respectively, for the quarter ended December 31, 2021.

Income Taxes

•
Income tax expense decreased $471,000 to $6.8 million for the quarter ended December 31, 2021 compared to $7.3 million for the quarter ended September 30, 2021, resulting in effective tax rates of 26.6% and 26.9%, respectively.

Asset Quality

•
The balance of non-performing assets decreased $327,000 to $72.8 million, or 1.01% of total assets, at December 31, 2021, from $73.1 million, or 1.02% of total assets, at September 30, 2021. At December 31, 2021, the Company had active COVID-19 payment deferrals on five residential mortgage and home equity loans totaling $2.6 million, representing 0.05% of total loans.
•
Net charge offs totaled $1.1 million, or 0.10% of average loans, on an annualized basis, for the quarter ended December 31, 2021 compared to $980,000, or 0.08%, for the quarter ended September 30, 2021. All of the charge-offs recorded during the quarter ended December 31, 2021 had previously been individually reserved for within the allowance for credit losses ("ACL").
•
For the quarter ended December 31, 2021, the Company recorded a provision for credit loss reversal of $2.4 million, compared to a provision for credit loss reversal of $5.4 million for the quarter ended September 30, 2021. The reversal for the quarter ended December 31, 2021 was primarily related to a net reduction in reserves on individually evaluated loans and a reduction in the expected life of various segments of the loan portfolio.
•
The ACL decreased $3.6 million to $48.2 million, or 0.99% of total loans, at December 31, 2021, from $51.8 million, or 1.08% of total loans at September 30, 2021.

Capital

•
For the quarter ended December 31, 2021, book value per share increased by $0.17 to $13.55 while tangible book value per share increased by $0.09 to $10.64.
•
During the quarter ended December 31, 2021, the Company repurchased 2,289,537 shares of common stock at a cost of $30.0 million, or $13.10 per share. Through December 31, 2021, the Company repurchased a total of 2,502,676 shares, or 32.9% of the shares authorized for repurchase under the current repurchase program, at a total cost of $32.6 million or $13.05 per share.
•
At December 31, 2021, the Company’s tangible equity to tangible assets ratio equaled 11.2% while the regulatory capital ratios of both the Company and the Bank were in excess of the levels required by federal banking regulators to be classified as “well-capitalized” under regulatory guidelines.

Statements contained in this news release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time. The Company does not undertake and specifically disclaims any obligation to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

In addition, the COVID-19 pandemic has had, and may continue to have, an adverse impact on the Company, its clients and the communities it serves. Given its ongoing and dynamic nature, it is difficult to predict the full impact of the COVID-19 pandemic on our business. The extent of such impact will depend on future developments, which are highly uncertain, including whether the coronavirus can continue to be controlled and abated and if the economy is able to remain open. As the result of the COVID-19 pandemic and the related adverse local and national economic consequences, we could be subject to any of the following risks, any of which could have a material, adverse effect on our business, financial condition, liquidity, and results of operations: the demand for our products and services may decline, making it difficult to grow assets and income; if the economy is unable to substantially remain open, loan delinquencies, problem assets, and foreclosures may increase, resulting in increased charges and reduced income; collateral for loans, especially real estate, may decline in value, which could cause loan losses to increase; our allowance for credit losses may increase if borrowers experience financial difficulties, which will adversely affect our net income; the net worth and liquidity of loan guarantors may decline, impairing their ability to honor commitments to us; as the result of the decline in the Federal Reserve Board’s target federal funds rate to near 0%, the yield on our assets may decline to a greater extent than the decline in our cost of interest-bearing liabilities, reducing our net interest margin and spread and reducing net income; due to a decline in our stock price or other factors, goodwill may become impaired and be required to be written down; and our cyber security risks are increased as the result of an increase in the number of employees working remotely.

Category: Earnings

Linked-Quarter Comparative Financial Analysis

Kearny Financial Corp.
Consolidated Balance Sheets
(Unaudited)

(Dollars and Shares in Thousands,	December 31,	September 30,	Variance	Variance
Except Per Share Data)	2021	2021	or Change	or Change Pct.
Assets
Cash and cash equivalents	$60,452	$54,070	$6,382	11.8%
Securities available for sale	1,591,066	1,651,156	(60,090)	-3.6%
Securities held to maturity	53,142	37,497	15,645	41.7%
Loans held-for-sale	12,549	12,884	(335)	-2.6%
Loans receivable	4,826,404	4,789,339	37,065	0.8%
Less: allowance for credit losses on loans	(48,216)	(51,785)	3,569	-6.9%
Net loans receivable	4,778,188	4,737,554	40,634	0.9%
Premises and equipment	54,067	55,236	(1,169)	-2.1%
Federal Home Loan Bank stock	36,622	36,615	7	0.0%
Accrued interest receivable	18,495	19,541	(1,046)	-5.4%
Goodwill	210,895	210,895	-	0.0%
Core deposit intangible	3,344	3,524	(180)	-5.1%
Bank owned life insurance	286,433	284,871	1,562	0.5%
Deferred income taxes, net	25,709	27,771	(2,062)	-7.4%
Other real estate owned	658	178	480	269.7%
Other assets	54,603	51,896	2,707	5.2%
Total assets	$7,186,223	$7,183,688	$2,535	0.0%

Liabilities
Deposits:
Non-interest-bearing	604,805	$631,344	$(26,539)	-4.2%
Interest-bearing	4,849,220	4,763,795	85,425	1.8%
Total deposits	5,454,025	5,395,139	58,886	1.1%
Borrowings	686,105	720,990	(34,885)	-4.8%
Advance payments by borrowers for taxes	16,772	16,222	550	3.4%
Other liabilities	33,851	36,914	(3,063)	-8.3%
Total liabilities	6,190,753	6,169,265	21,488	0.3%

Stockholders' Equity
Common stock	735	758	(23)	-3.0%
Paid-in capital	587,392	616,894	(29,502)	-4.8%
Retained earnings	431,549	420,701	10,848	2.6%
Unearned ESOP shares	(25,780)	(26,266)	486	-1.9%
Accumulated other comprehensive income	1,574	2,336	(762)	-32.6%
Total stockholders' equity	995,470	1,014,423	(18,953)	-1.9%
Total liabilities and stockholders' equity	$7,186,223	$7,183,688	$2,535	0.0%

Consolidated capital ratios
Equity to assets	13.85%	14.12%	-0.27%
Tangible equity to tangible assets (1)	11.21%	11.48%	-0.27%

Share data
Outstanding shares	73,453	75,800	(2,347)	-3.1%
Book value per share	$13.55	$13.38	$0.17	1.3%
Tangible book value per share (2)	$10.64	$10.55	$0.09	0.8%

(1)
Tangible equity equals total stockholders' equity reduced by goodwill and core deposit intangible assets. Tangible assets equals total assets reduced by goodwill and core deposit intangible assets.
(2)
Tangible book value equals total stockholders' equity reduced by goodwill and core deposit intangible assets.

Kearny Financial Corp.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended
(Dollars and Shares in Thousands,	December 31,	September 30,	Variance	Variance
Except Per Share Data)	2021	2021	or Change	or Change Pct.
Interest income
Loans	$47,575	$48,230	$(655)	-1.4%
Taxable investment securities	7,595	8,212	(617)	-7.5%
Tax-exempt investment securities	327	333	(6)	-1.8%
Other interest-earning assets	415	431	(16)	-3.7%
Total Interest Income	55,912	57,206	(1,294)	-2.3%

Interest expense
Deposits	3,663	4,065	(402)	-9.9%
Borrowings	3,562	3,551	11	0.3%
Total interest expense	7,225	7,616	(391)	-5.1%
Net interest income	48,687	49,590	(903)	-1.8%
Reversal of provision for credit losses	(2,420)	(5,400)	2,980	-55.2%
Net interest income after reversal of provision for credit losses	51,107	54,990	(3,883)	-7.1%

Non-interest income
Fees and service charges	698	607	91	15.0%
Gain on sale and call of securities	-	1	(1)	-100.0%
Gain on sale of loans	970	1,006	(36)	-3.6%
Income from bank owned life insurance	1,562	1,561	1	0.1%
Electronic banking fees and charges	421	407	14	3.4%
Other income	482	218	264	121.1%
Total non-interest income	4,133	3,800	333	8.8%

Non-interest expense
Salaries and employee benefits	18,096	18,617	(521)	-2.8%
Net occupancy expense of premises	3,156	4,547	(1,391)	-30.6%
Equipment and systems	3,723	3,825	(102)	-2.7%
Advertising and marketing	448	392	56	14.3%
Federal deposit insurance premium	721	492	229	46.5%
Directors' compensation	649	803	(154)	-19.2%
Other expense	2,877	3,127	(250)	-8.0%
Total non-interest expense	29,670	31,803	(2,133)	-6.7%
Income before income taxes	25,570	26,987	(1,417)	-5.3%
Income taxes	6,801	7,272	(471)	-6.5%
Net income	$18,769	$19,715	$(946)	-4.8%

Net income per common share (EPS)
Basic	$0.26	$0.26	$0.00
Diluted	$0.26	$0.26	$0.00

Dividends declared
Cash dividends declared per common share	$0.11	$0.10	$0.01
Cash dividends declared	$7,921	$7,381	$540
Dividend payout ratio	42.2%	37.4%	4.8%

Weighted average number of common shares outstanding
Basic	72,011	74,537	(2,526)
Diluted	72,037	74,556	(2,519)

Kearny Financial Corp.
Average Balance Sheet Data
(Unaudited)

	Three Months Ended
	December 31,	September 30,	Variance	Variance
(Dollars in Thousands)	2021	2021	or Change	or Change Pct.
Assets
Interest-earning assets:
Loans receivable, including loans held for sale	$4,822,959	$4,835,676	$(12,717)	-0.3%
Taxable investment securities	1,610,395	1,649,953	(39,558)	-2.4%
Tax-exempt investment securities	57,686	59,115	(1,429)	-2.4%
Other interest-earning assets	77,811	85,749	(7,938)	-9.3%
Total interest-earning assets	6,568,851	6,630,493	(61,642)	-0.9%
Non-interest-earning assets	611,390	616,735	(5,345)	-0.9%
Total assets	$7,180,241	$7,247,228	$(66,987)	-0.9%

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand	$2,027,021	$1,954,271	$72,750	3.7%
Savings	1,086,903	1,102,865	(15,962)	-1.4%
Certificates of deposit	1,693,423	1,798,473	(105,050)	-5.8%
Total interest-bearing deposits	4,807,347	4,855,609	(48,262)	-1.0%
Borrowings:
Federal Home Loan Bank advances	666,029	665,915	114	0.0%
Other borrowings	26,033	28,532	(2,499)	-8.8%
Total borrowings	692,062	694,447	(2,385)	-0.3%
Total interest-bearing liabilities	5,499,409	5,550,056	(50,647)	-0.9%
Non-interest-bearing liabilities:
Non-interest-bearing deposits	624,200	610,271	13,929	2.3%
Other non-interest-bearing liabilities	50,870	56,893	(6,023)	-10.6%
Total non-interest-bearing liabilities	675,070	667,164	7,906	1.2%
Total liabilities	6,174,479	6,217,220	(42,741)	-0.7%
Stockholders' equity	1,005,762	1,030,008	(24,246)	-2.4%
Total liabilities and stockholders' equity	$7,180,241	$7,247,228	$(66,987)	-0.9%

Average interest-earning assets to average interest-bearing liabilities	119.45%	119.47%	-0.02%	0.0%

Kearny Financial Corp.
Performance Ratio Highlights
(Unaudited)

	Three Months Ended
	December 31,	September 30,	Variance
	2021	2021	or Change
Average yield on interest-earning assets:
Loans receivable, including loans held for sale	3.95%	3.99%	-0.04%
Taxable investment securities	1.89%	1.99%	-0.10%
Tax-exempt investment securities (1)	2.26%	2.25%	0.01%
Other interest-earning assets	2.13%	2.01%	0.12%
Total interest-earning assets	3.40%	3.45%	-0.05%

Average cost of interest-bearing liabilities:
Deposits:
Interest-bearing demand	0.22%	0.23%	-0.01%
Savings	0.11%	0.12%	-0.01%
Certificates of deposit	0.53%	0.57%	-0.04%
Total interest-bearing deposits	0.30%	0.33%	-0.03%
Borrowings:
Federal Home Loan Bank advances	2.14%	2.13%	0.01%
Other borrowings	0.09%	0.10%	-0.01%
Total borrowings	2.06%	2.05%	0.01%
Total interest-bearing liabilities	0.53%	0.55%	-0.02%

Interest rate spread (2)	2.87%	2.90%	-0.03%
Net interest margin (3)	2.96%	2.99%	-0.03%

Non-interest income to average assets (annualized)	0.23%	0.21%	0.02%
Non-interest expense to average assets (annualized)	1.65%	1.76%	-0.11%

Efficiency ratio (4)	56.17%	59.57%	-3.40%

Return on average assets (annualized)	1.05%	1.09%	-0.04%
Return on average equity (annualized)	7.46%	7.66%	-0.20%
Return on average tangible equity (annualized) (5)	9.49%	9.67%	-0.18%

(1)
The yield on tax-exempt investment securities has not been adjusted to reflect their tax-effective yield.
(2)
Interest income divided by average interest-earning assets less interest expense divided by average interest-bearing liabilities.
(3)
Net interest income divided by average interest-earning assets.
(4)
Non-interest expense divided by the sum of net interest income and non-interest income.
(5)
Average tangible equity equals total average stockholders’ equity reduced by average goodwill and average core deposit intangible assets.

Five-Quarter Financial Trend Analysis

Consolidated Balance Sheets	At
(Dollars and Shares in Thousands, Except Per Share Data)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
	(Unaudited)	(Unaudited)	(Audited)	(Unaudited)	(Unaudited)
Assets
Cash and cash equivalents	$60,452	$54,070	$67,855	$108,991	$129,694
Securities available for sale	1,591,066	1,651,156	1,676,864	1,778,970	1,695,893
Securities held to maturity	53,142	37,497	38,138	27,168	29,549
Loans held-for-sale	12,549	12,884	16,492	5,172	12,601
Loans receivable	4,826,404	4,789,339	4,851,394	4,798,239	4,828,634
Less: allowance for credit losses on loans	(48,216)	(51,785)	(58,165)	(63,762)	(63,386)
Net loans receivable	4,778,188	4,737,554	4,793,229	4,734,477	4,765,248
Premises and equipment	54,067	55,236	56,338	60,360	61,181
Federal Home Loan Bank stock	36,622	36,615	36,615	45,578	45,578
Accrued interest receivable	18,495	19,541	19,362	20,562	19,826
Goodwill	210,895	210,895	210,895	210,895	210,895
Core deposit intangible	3,344	3,524	3,705	3,888	4,151
Bank owned life insurance	286,433	284,871	283,310	281,765	280,235
Deferred income taxes, net	25,709	27,771	29,323	32,230	30,846
Other real estate owned	658	178	178	178	178
Other assets	54,603	51,896	51,431	47,760	49,278
Total assets	$7,186,223	$7,183,688	$7,283,735	$7,357,994	$7,335,153

Liabilities
Deposits:
Non-interest-bearing	$604,805	$631,344	$593,718	$545,746	$518,828
Interest-bearing	4,849,220	4,763,795	4,891,588	4,828,706	4,793,785
Total deposits	5,454,025	5,395,139	5,485,306	5,374,452	5,312,613
Borrowings	686,105	720,990	685,876	865,763	865,651
Advance payments by borrowers for taxes	16,772	16,222	15,752	15,300	16,100
Other liabilities	33,851	36,914	53,857	38,667	48,448
Total liabilities	6,190,753	6,169,265	6,240,791	6,294,182	6,242,812

Stockholders' Equity
Common stock	735	758	790	820	849
Paid-in capital	587,392	616,894	654,396	691,280	724,389
Retained earnings	431,549	420,701	408,367	397,594	388,376
Unearned ESOP shares	(25,780)	(26,266)	(26,753)	(27,239)	(27,726)
Accumulated other comprehensive income	1,574	2,336	6,144	1,357	6,453
Total stockholders' equity	995,470	1,014,423	1,042,944	1,063,812	1,092,341
Total liabilities and stockholders' equity	$7,186,223	$7,183,688	$7,283,735	$7,357,994	$7,335,153

Consolidated capital ratios
Equity to assets	13.85%	14.12%	14.32%	14.46%	14.89%
Tangible equity to tangible assets (1)	11.21%	11.48%	11.72%	11.89%	12.32%

Share data
Outstanding shares	73,453	75,800	78,965	81,943	84,938
Book value per share	$13.55	$13.38	$13.21	$12.98	$12.86
Tangible book value per share (2)	$10.64	$10.55	$10.49	$10.36	$10.33

(1)
Tangible equity equals total stockholders' equity reduced by goodwill and core deposit intangible assets. Tangible assets equals total assets reduced by goodwill and core deposit intangible assets.
(2)
Tangible book value equals total stockholders' equity reduced by goodwill and core deposit intangible assets.

	At
Supplemental Balance Sheet Highlights (Dollars in Thousands, Unaudited)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Loan portfolio composition:
Commercial loans:
Multi-family	$2,007,431	$1,978,681	$2,039,260	$2,055,396	$2,076,483
Nonresidential	1,026,447	1,023,391	1,079,444	1,110,765	1,123,695
Commercial business	180,429	169,392	168,951	183,181	202,010
Construction	110,703	112,226	93,804	95,533	90,398
Total commercial loans	3,325,010	3,283,690	3,381,459	3,444,875	3,492,586
One- to four-family residential mortgage loans	1,477,267	1,483,106	1,447,721	1,323,485	1,305,351
Consumer loans:
Home equity loans and lines of credit	43,934	44,912	47,871	59,721	65,298
Other consumer loans	3,040	3,020	3,259	3,445	4,123
Total consumer loans	46,974	47,932	51,130	63,166	69,421
Total loans, excluding yield adjustments	4,849,251	4,814,728	4,880,310	4,831,526	4,867,358
Unaccreted yield adjustments	(22,847)	(25,389)	(28,916)	(33,287)	(38,724)
Loans receivable, net of yield adjustments	4,826,404	4,789,339	4,851,394	4,798,239	4,828,634
Less: allowance for credit losses on loans	(48,216)	(51,785)	(58,165)	(63,762)	(63,386)
Net loans receivable	$4,778,188	$4,737,554	$4,793,229	$4,734,477	$4,765,248

Loan portfolio allocation:
Commercial loans:
Multi-family	41.4%	41.1%	41.8%	42.5%	42.7%
Nonresidential	21.2%	21.3%	22.1%	23.0%	23.1%
Commercial business	3.7%	3.5%	3.5%	3.8%	4.2%
Construction	2.3%	2.3%	1.9%	2.0%	1.8%
Total commercial loans	68.6%	68.2%	69.3%	71.3%	71.8%
One- to four-family residential mortgage loans	30.5%	30.8%	29.7%	27.4%	26.8%
Consumer loans:
Home equity loans and lines of credit	0.9%	0.9%	0.9%	1.2%	1.3%
Other consumer loans	0.0%	0.1%	0.1%	0.1%	0.1%
Total consumer loans	0.9%	1.0%	1.0%	1.3%	1.4%
Total loans, excluding yield adjustments	100.0%	100.0%	100.0%	100.0%	100.0%

Asset quality:
Nonperforming assets:
Accruing loans - 90 days and over past due	$-	$-	$-	$2	$-
Nonaccrual loans	72,138	72,945	79,767	71,416	71,472
Total nonperforming loans	72,138	72,945	79,767	71,418	71,472
Other real estate owned	658	178	178	178	178
Total nonperforming assets	$72,796	$73,123	$79,945	$71,596	$71,650

Nonperforming loans (% total loans)	1.49%	1.52%	1.64%	1.49%	1.48%
Nonperforming assets (% total assets)	1.01%	1.02%	1.10%	0.97%	0.98%

Allowance for credit losses on loans (ACL):
ACL to total loans	0.99%	1.08%	1.19%	1.32%	1.30%
ACL to nonperforming loans	66.84%	70.99%	72.92%	89.28%	88.69%
Net charge offs	$1,149	$980	$656	$750	$109
Average net charge off rate (annualized)	0.10%	0.08%	0.05%	0.06%	0.01%

	At
Supplemental Balance Sheet Highlights (Dollars in Thousands, Unaudited)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Funding by type:
Deposits:
Non-interest-bearing deposits	$604,805	$631,344	$593,718	$545,746	$518,828
Interest-bearing demand	2,106,693	1,937,661	1,902,478	1,923,184	1,752,699
Savings	1,087,740	1,089,699	1,111,364	1,105,481	1,075,122
Certificates of deposit	1,654,787	1,736,435	1,877,746	1,800,041	1,965,964
Interest-bearing deposits	4,849,220	4,763,795	4,891,588	4,828,706	4,793,785
Total deposits	5,454,025	5,395,139	5,485,306	5,374,452	5,312,613

Borrowings:
Federal Home Loan Bank advances	666,105	665,990	665,876	865,763	865,651
Overnight borrowings	20,000	55,000	20,000	-	-
Total borrowings	686,105	720,990	685,876	865,763	865,651

Total funding	$6,140,130	$6,116,129	$6,171,182	$6,240,215	$6,178,264

Loans as a % of deposits	87.8%	88.1%	87.7%	88.2%	89.9%
Deposits as a % of total funding	88.8%	88.2%	88.9%	86.1%	86.0%
Borrowings as a % of total funding	11.2%	11.8%	11.1%	13.9%	14.0%

Funding by source:
Retail deposits:
Non-interest-bearing deposits	$604,805	$631,344	$593,718	$545,746	$518,828
Interest-bearing demand	2,106,693	1,937,661	1,902,478	1,923,184	1,752,699
Savings	1,087,740	1,089,699	1,111,364	1,105,481	1,075,122
Certificates of deposit	1,184,530	1,264,016	1,398,808	1,508,494	1,658,277
Total retail deposits	4,983,768	4,922,720	5,006,368	5,082,905	5,004,926

Wholesale funding:
Certificates of deposit (listing service)	$11,622	$13,817	$20,322	$32,952	$43,112
Certificates of deposit (brokered)	458,635	458,602	458,616	258,595	264,575
Total wholesale deposits	470,257	472,419	478,938	291,547	307,687
FHLB advances	666,105	665,990	665,876	865,763	865,651
Overnight borrowings	20,000	55,000	20,000	-	-
Total wholesale funding	1,156,362	1,193,409	1,164,814	1,157,310	1,173,338

Total funding	$6,140,130	$6,116,129	$6,171,182	$6,240,215	$6,178,264

Retail funding as a % of total funding	81.2%	80.5%	81.1%	81.5%	81.0%
Wholesale funding as a % of total funding	18.8%	19.5%	18.9%	18.5%	19.0%

Consolidated Statements of Income	Three Months Ended
(Dollars and Shares in Thousands, Except Per Share Data, Unaudited)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Interest income
Loans (1)	$47,575	$48,230	$48,464	$50,159	$50,806
Taxable investment securities	7,595	8,212	8,304	7,891	7,707
Tax-exempt investment securities	327	333	355	410	433
Other interest-earning assets	415	431	549	705	787
Total interest income	55,912	57,206	57,672	59,165	59,733

Interest expense
Deposits	3,663	4,065	5,156	6,670	8,647
Borrowings	3,562	3,551	3,451	4,012	5,193
Total interest expense	7,225	7,616	8,607	10,682	13,840
Net interest income	48,687	49,590	49,065	48,483	45,893
(Reversal of) provision for credit losses	(2,420)	(5,400)	(4,941)	1,126	(1,365)
Net interest income after (reversal of) provision for credit losses	51,107	54,990	54,006	47,357	47,258

Non-interest income
Fees and service charges (1)	698	607	423	473	556
Gain on sale and call of securities	-	1	313	18	813
Gain on sale of loans	970	1,006	363	943	2,378
Income from bank owned life insurance	1,562	1,561	1,545	1,530	1,596
Electronic banking fees and charges	421	407	452	456	404
Other income	482	218	400	1,194	67
Total non-interest income	4,133	3,800	3,496	4,614	5,814

Non-interest expense
Salaries and employee benefits	18,096	18,617	17,777	16,965	17,081
Net occupancy expense of premises	3,156	4,547	2,998	3,433	3,120
Equipment and systems	3,723	3,825	3,575	3,823	3,902
Advertising and marketing	448	392	581	567	513
Federal deposit insurance premium	721	492	490	488	490
Directors' compensation	649	803	749	748	748
Debt extinguishment expenses	-	-	-	-	796
Other expense	2,877	3,127	5,816	3,792	3,860
Total non-interest expense	29,670	31,803	31,986	29,816	30,510
Income before income taxes	25,570	26,987	25,516	22,155	22,562
Income taxes	6,801	7,272	7,033	5,732	5,614
Net income	$18,769	$19,715	$18,483	$16,423	$16,948

Net income per common share (EPS)
Basic	$0.26	$0.26	$0.24	$0.20	$0.20
Diluted	$0.26	$0.26	$0.24	$0.20	$0.20

Dividends declared
Cash dividends declared per common share	$0.11	$0.10	$0.10	$0.09	$0.08
Cash dividends declared	$7,921	$7,381	$7,710	$7,205	$6,706
Dividend payout ratio	42.2%	37.4%	41.7%	43.9%	39.6%

Weighted average number of common shares outstanding
Basic	72,011	74,537	77,658	80,673	85,120
Diluted	72,037	74,556	77,680	80,690	85,123

(1)
Effective July 1, 2021, loan prepayment penalty income is recorded as a component of interest income on loans. Previously, loan prepayment penalty income was recorded within non-interest income. Periods prior to September 30, 2021 have been adjusted to reflect this change. Loan prepayment penalty income for the periods ended June 30, 2021, March 31, 2021 and December 31, 2020 was $902,000, $852,000 and $1,340,000, respectively.

	Three Months Ended
Average Balance Sheet Data (Dollars in Thousands, Unaudited)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Assets
Interest-earning assets:
Loans receivable, including loans held for sale	$4,822,959	$4,835,676	$4,817,980	$4,816,592	$4,871,268
Taxable investment securities	1,610,395	1,649,953	1,720,838	1,674,223	1,544,095
Tax-exempt investment securities	57,686	59,115	63,047	73,573	79,044
Other interest-earning assets	77,811	85,749	117,212	169,291	266,114
Total interest-earning assets	6,568,851	6,630,493	6,719,077	6,733,679	6,760,521
Non-interest-earning assets	611,390	616,735	609,762	617,440	632,084
Total assets	$7,180,241	$7,247,228	$7,328,839	$7,351,119	$7,392,605

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand	$2,027,021	$1,954,271	$1,930,193	$1,831,617	$1,683,222
Savings	1,086,903	1,102,865	1,118,402	1,084,981	1,058,675
Certificates of deposit	1,693,423	1,798,473	1,934,650	1,904,234	1,899,406
Total interest-bearing deposits	4,807,347	4,855,609	4,983,245	4,820,832	4,641,303
Borrowings:
Federal Home Loan Bank advances	666,029	665,915	665,802	865,690	1,057,958
Other borrowings	26,033	28,532	6,670	-	-
Total borrowings	692,062	694,447	672,472	865,690	1,057,958
Total interest-bearing liabilities	5,499,409	5,550,056	5,655,717	5,686,522	5,699,261
Non-interest-bearing liabilities:
Non-interest-bearing deposits	624,200	610,271	566,632	525,018	502,479
Other non-interest-bearing liabilities	50,870	56,893	52,292	57,018	73,683
Total non-interest-bearing liabilities	675,070	667,164	618,924	582,036	576,162
Total liabilities	6,174,479	6,217,220	6,274,641	6,268,558	6,275,423
Stockholders' equity	1,005,762	1,030,008	1,054,198	1,082,561	1,117,182
Total liabilities and stockholders' equity	$7,180,241	$7,247,228	$7,328,839	$7,351,119	$7,392,605

Average interest-earning assets to average interest-bearing liabilities	119.45%	119.47%	118.80%	118.41%	118.62%

	Three Months Ended
Performance Ratio Highlights	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Average yield on interest-earning assets:
Loans receivable, including loans held for sale (1)	3.95%	3.99%	4.02%	4.17%	4.17%
Taxable investment securities	1.89%	1.99%	1.93%	1.89%	2.00%
Tax-exempt investment securities (2)	2.26%	2.25%	2.25%	2.23%	2.19%
Other interest-earning assets	2.13%	2.01%	1.87%	1.67%	1.18%
Total interest-earning assets (1)	3.40%	3.45%	3.43%	3.51%	3.53%

Average cost of interest-bearing liabilities:
Deposits:
Interest-bearing demand	0.22%	0.23%	0.27%	0.34%	0.47%
Savings	0.11%	0.12%	0.15%	0.21%	0.33%
Certificates of deposit	0.53%	0.57%	0.71%	0.96%	1.22%
Total interest-bearing deposits	0.30%	0.33%	0.41%	0.55%	0.75%
Borrowings:
Federal Home Loan Bank advances	2.14%	2.13%	2.07%	1.85%	1.96%
Other borrowings	0.09%	0.10%	0.07%	0.00%	0.00%
Total borrowings	2.06%	2.05%	2.05%	1.85%	1.96%
Total interest-bearing liabilities	0.53%	0.55%	0.61%	0.75%	0.97%

Interest rate spread (1) (3)	2.87%	2.90%	2.82%	2.76%	2.56%
Net interest margin (1) (4)	2.96%	2.99%	2.92%	2.88%	2.72%

Non-interest income to average assets (annualized) (1)	0.23%	0.21%	0.19%	0.25%	0.31%
Non-interest expense to average assets (annualized)	1.65%	1.76%	1.75%	1.62%	1.65%

Efficiency ratio (5)	56.17%	59.57%	60.86%	56.15%	59.01%

Return on average assets (annualized)	1.05%	1.09%	1.01%	0.89%	0.92%
Return on average equity (annualized)	7.46%	7.66%	7.01%	6.07%	6.07%
Return on average tangible equity (annualized) (6)	9.49%	9.67%	8.81%	7.57%	7.52%

(1)
Effective July 1, 2021, loan prepayment penalty income is recorded as a component of interest income on loans. Previously, loan prepayment penalty income was recorded within non-interest income. Periods prior to September 30, 2021 have been adjusted to reflect this change. Loan prepayment penalty income for the periods ended June 30, 2021, March 31, 2021 and December 31, 2020 was $902,000, $852,000 and $1,340,000, respectively.
(2)
The yield on tax-exempt investment securities has not been adjusted to reflect their tax-effective yield.
(3)
Interest income divided by average interest-earning assets less interest expense divided by average interest-bearing liabilities.
(4)
Net interest income divided by average interest-earning assets.
(5)
Non-interest expense divided by the sum of net interest income and non-interest income.
(6)
Average tangible equity equals total average stockholders’ equity reduced by average goodwill and average core deposit intangible assets.

This document contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (“GAAP”). These non-GAAP measures provide additional information which allow readers to evaluate the ongoing performance of the Company. They are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is included below. In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders.

Reconciliation of GAAP to Non-GAAP	Three Months Ended
(Dollars and Shares in Thousands, Except Per Share Data, Unaudited)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Adjusted net income:
Net income (GAAP)	$18,769	$19,715	$18,483	$16,423	$16,948
Non-recurring transactions - net of tax:
Branch consolidation expenses and impairment charges	132	1,209	870	264	243
Net effect of sale and call of securities	-	(1)	(220)	(13)	(571)
Debt extinguishment expenses	-	-	-	-	558
Reversal of income tax valuation allowance	-	-	(12)	-	(523)
Net effect of sales of other assets	(251)	-	(144)	(587)	-
Adjusted net income	$18,650	$20,923	$18,977	$16,087	$16,655

Calculation of pre-tax, pre-provision net revenue:
Net income (GAAP)	$18,769	$19,715	$18,483	$16,423	$16,948
Adjustments to net income (GAAP):
Provision for income taxes	6,801	7,272	7,033	5,732	5,614
(Reversal of) provision for credit losses	(2,420)	(5,400)	(4,941)	1,126	(1,365)
Pre-tax, pre-provision net revenue (non-GAAP)	$23,150	$21,587	$20,575	$23,281	$21,197

Adjusted earnings per share:
Weighted average common shares - basic	72,011	74,537	77,658	80,673	85,120
Weighted average common shares - diluted	72,037	74,556	77,680	80,690	85,123

Earnings per share - basic (GAAP)	$0.26	$0.26	$0.24	$0.20	$0.20
Earnings per share - diluted (GAAP)	$0.26	$0.26	$0.24	$0.20	$0.20

Adjusted earnings per share - basic (non-GAAP)	$0.26	$0.28	$0.24	$0.20	$0.19
Adjusted earnings per share - diluted (non-GAAP)	$0.26	$0.28	$0.24	$0.20	$0.20

Adjusted return on average assets:
Total average assets	$7,180,241	$7,247,228	$7,328,839	$7,351,119	$7,392,605

Return on average assets (GAAP)	1.05%	1.09%	1.01%	0.89%	0.92%
Adjusted return on average assets (non-GAAP)	1.04%	1.15%	1.04%	0.88%	0.90%

Adjusted return on average equity:
Total average equity	$1,005,762	$1,030,008	$1,054,198	$1,082,561	$1,117,182

Return on average equity (GAAP)	7.46%	7.66%	7.01%	6.07%	6.07%
Adjusted return on average equity (non-GAAP)	7.42%	8.13%	7.20%	5.94%	5.96%

Reconciliation of GAAP to Non-GAAP	Three Months Ended
(Dollars and Shares in Thousands, Except Per Share Data, Unaudited)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Adjusted return on average tangible equity:
Total average equity	$1,005,762	$1,030,008	$1,054,198	$1,082,561	$1,117,182
Less: average goodwill	(210,895)	(210,895)	(210,895)	(210,895)	(210,895)
Less: average other intangible assets	(3,462)	(3,641)	(3,825)	(4,045)	(4,317)
	$791,405	$815,472	$839,478	$867,621	$901,970
		-	-	-	-
Return on average tangible equity (non-GAAP)	9.49%	9.67%	8.81%	7.57%	7.52%
Adjusted return on average tangible equity (non-GAAP)	9.43%	10.26%	9.04%	7.42%	7.39%

Adjusted non-interest expense ratio:
Non-interest expense (GAAP)	$29,670	$31,803	$31,986	$29,816	$30,510
Non-recurring transactions:
Branch consolidation expenses and impairment charges	(187)	(1,711)	(1,239)	(375)	(347)
Debt extinguishment expenses	-	-	-	-	(796)
Non-interest expense (non-GAAP)	$29,483	$30,092	$30,747	$29,441	$29,367

Non-interest expense ratio (GAAP)	1.65%	1.76%	1.75%	1.62%	1.65%
Adjusted non-interest expense ratio (non-GAAP)	1.64%	1.66%	1.68%	1.60%	1.59%

Adjusted efficiency ratio:
Non-interest expense (non-GAAP)	$29,483	$30,092	$30,747	$29,441	$29,367

Net interest income (GAAP)	$48,687	$49,590	$49,065	$48,483	$45,893
Total non-interest income (GAAP)	4,133	3,800	3,496	4,614	5,814
Non-recurring transactions:
Net effect of sale and call of securities	-	(1)	(313)	(18)	(813)
Net effect of sales of other assets	(356)	-	(205)	(837)	-
Total revenue (non-GAAP)	$52,464	$53,389	$52,043	$52,242	$50,894

Efficiency ratio (GAAP)	56.17%	59.57%	60.86%	56.15%	59.01%
Adjusted efficiency ratio (non-GAAP)	56.20%	56.36%	59.08%	56.36%	57.70%